As filed with the Securities and Exchange Commission on November 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1283375
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7100 West Credit Avenue, Suite 101

Mississauga, Ontario, Canada, L5N 0E4

(Address of Principal Executive Offices)

Aralez Pharmaceuticals Inc.

Amended and Restated 2016 Long-Term Incentive Plan

(Full title of the plan)

Adrian Adams

Chief Executive Officer

Aralez Pharmaceuticals Inc.

7100 West Credit Avenue, Suite 101

Mississauga, Ontario L5N 0E4

(905) 876-1118

(Name, address and telephone number of agent for service)

With copies to:

Adam M. Turteltaub, Esq.	Eric L. Trachtenberg
Russell L. Leaf, Esq.	General Counsel
Willkie Farr & Gallagher LLP	Aralez Pharmaceuticals Inc.
787 Seventh Avenue	7100 West Credit Avenue, Suite 101
New York, New York 10019	Mississauga, Ontario L5N 0E4
(212) 728-8000	(905) 876-1118

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, without par value	4,300,000	$1.95	$8,385,000	$1,043.94

(1) This Registration Statement on Form S-8 (this “Registration Statement”) covers 4,300,000 additional common shares, no par value per share (“Common Shares”), of Aralez Pharmaceuticals Inc. (the “Company” or the “Registrant”) which may be issued under the Aralez Pharmaceuticals Inc. Amended and Restated 2016 Long-Term Incentive Plan (the “Plan”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Common Shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)  Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of the Registrant’s Common Shares as reported on the NASDAQ Stock Market LLC on November 3, 2017. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

EXPLANATORY NOTE

On May 3, 2017, the stockholders of Aralez Pharmaceuticals Inc. (the “Registrant”) approved the Aralez Pharmaceuticals Inc. Amended and Restated 2016 Long-Term Incentive Plan (the “Plan”) that increased the share authorization by 4,300,000 common shares, no par value per share.  The shares registered on this Registration Statement are in addition to the (i) 5,262,577 common shares registered on Form S-8 on February 8, 2016 (Registration No. 333-209433) and (ii) 1,018,639 common shares registered on Form S-8 on March 15, 2016 (333-210206) (collectively, the “Prior Registration Statements”).  This Registration Statement relates to the same class of securities and the same employee benefit plan to which the Prior Registration Statements relates and, in accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
No.	Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion of Stikeman Elliott LLP					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.3	Consent of KPMG LLP, independent auditors					X

23.4	Consent of UHY McGovern Hurley LLP, independent auditors for Tribute Pharmaceuticals Canada Inc.					X

23.5	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page of this Registration Statement)					X

99.1	Aralez Pharmaceuticals Inc. Amended and Restated 2016 Long-Term Incentive Plan	DEF 14A	001-37691	A	March 23, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 9th day of November, 2017.

Aralez Pharmaceuticals Inc.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: Chief Executive Officer

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POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aralez Pharmaceuticals Inc., hereby severally constitute and appoint each of Adrian Adams and Eric L. Trachtenberg, our true and lawful attorneys-in-fact, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and to file the same, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grant such attorneys-in-fact full power and authority to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aralez Pharmaceuticals Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adrian Adams	Chief Executive Officer	November 9, 2017
Adrian Adams	(Principal Executive Officer)

/s/ Scott Charles	Chief Financial Officer	November 9, 2017
Scott Charles	(Principal Financial Officer, Principal Accounting Officer)

/s/ Neal F. Fowler	Director	November 9, 2017
Neal F. Fowler

/s/ Arthur S. Kirsch	Director	November 9, 2017
Arthur S. Kirsch

/s/ Kenneth B. Lee, Jr.	Director	November 9, 2017
Kenneth B. Lee, Jr.

/s/ Seth A. Rudnick, M.D.	Director	November 9, 2017
Seth A. Rudnick, M.D.

/s/ Rob Harris	Director	November 9, 2017
Rob Harris

/s/ F. Martin Thrasher	Director	November 9, 2017
F. Martin Thrasher

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on November 9, 2017.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Eric Trachtenberg
Eric Trachtenberg
Secretary
Aralez Pharmaceuticals US Inc.

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